Exhibit 10.6

FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT

This First Amendment To Consulting Services Agreement (“First Amendment”) is made effective as of July 17, 2024 (the “First Amendment Effective Date”), by and between Robert Jindal, having an address at [***] (the “Consultant”) and LifeMD, Inc., a corporation with an address of 236 Fifth Avenue, Suite 400, New York, NY 10001 (the “Company”) (the Company and Consultant together the “Parties” or individually a “Party”).

WHEREAS, the Company and the Consultant desire to enter into this First Amendment, subject to the terms and conditions set forth below.

For the avoidance of doubt, all aspects of the June 14, 2023 Consulting Services Agreement remain in effect, unless otherwise stated herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Company and the Consultant, intending to be legally bound, hereby agree as follows to the addition of Paragraph 3 below to Section D:

D.	Compensation for Services

3. Additional Compensation for Consulting Services. In light of Consultant’s exceptional performance to date with respect to the provision of services concerning Strategic Introductions, Compliance, and Managed Care (as those terms are described in the June 14, 2023 Consulting Services Agreement), the Company shall issue Consultant, as of First Amendment Effective Date, 24,835 additional shares of LifeMD restricted common stock (collectively, the “Additional Restricted Stock Grant”), vesting according to the following vesting schedule:

●	24,835 shares of Common Stock of LifeMD, Inc. on the 15 month anniversary of the June 14, 2023 Consulting Services Agreement;

Other than as stated above, the June 14, 2023 Consulting Services Agreement governs this First Amendment. This First Amendment contains the entire understanding between the Parties with respect to its subject matter.

IN WITNESS WHEREOF, this First Amendment has been duly executed by or on behalf of the Parties as of its Effective Date.

CONSULTANT	LIFEMD, INC.

/s/ Robert Jindal	/s/ Justin Schreiber
Robert Jindal	Justin Schreiber
Chairman & CEO